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                                                                 Exhibit (m)(22)

                Amendment No. 1 to Supplemental Dealer Agreement

Pursuant to Section 15 of the Supplemental Dealer Agreement dated as of April 1,
2002 between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill
Lynch") and One Group Dealer Services, Inc., One Group Mutual Funds, and Banc
One Investment Advisors Corporation (collectively, "Fund Provider"), Attachment
A thereto is hereby amended effective ______________ to include the following additional funds:

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
Name of Fund                                         Class              Symbol          Cusip
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
One Group Ultra Short-Term Bond Fund                   I                HLGFX         681937322
One Group Bond Fund                                    I                WOBDX         68231N743

For the services provided by Merrill Lynch, One Group Mutual Funds will pay to Merrill Lynch a quarterly service fee equal on an annual basis to 10 basis points (up to a maximum of $18.00 per account) of the average daily net asset value of the shares of the above Funds which are owned beneficially by a Plan.

The undersigned have each caused this Agreement to be executed in its corporate name by its duly authorized officer, as of the date act (sic) forth above.

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
-----------------------------------                  ------------------------------------
MERRILL LYNCH, PIERCE, FENNER                        ONE GROUP DEALER SERVICES, INC.
& SMITH INCORPORATED

By: \s\ James Davey                                  By: \s\ Robert L. Young

Print Name James Davey                               Print Name Robert L. Young

Title:                                               Title: Vice President

---------------------------------                    ---------------------------------------
ONE GROUP MUTUAL FUNDS                               BANC ONE INVESTMENT ADVISORS CORPORATION

By: \s\ Michael V. Wible                             By: \s\ Mark A. Beeson

Print Name Michael V. Wible                          Print Name Mark A. Beeson

Title: Secretary                                     Title: Senior Managing Director
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